                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):     April 30, 1997
                                                 ------------------------------

                          Astor Holdings II, Inc.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                    333-14913-01               25-1766332
-------------------------------------------------------------------------------
(State of other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)

    8521 Six Forks Road, Suite 105, Raleigh, North Carolina        27615
-------------------------------------------------------------------------------
            (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code            (919) 846-8011
                                                   ----------------------------

     ITEM 5.  OTHER EVENTS.

     On April 30, 1997 Astor Corporation ("Astor"), a direct wholly owned subsidiary of Astor Holdings II, Inc. ("Astor Holdings II"), acquired the 50% equity interest in Rheochem Technologies, Inc. ("Rheochem") that Astor did not already own (the "Transaction"). Rheochem is a manufacturer of a range of wax-based lubricants used in the extrusion of polyvinyl chloride ("PVC") products. Astor accomplished the acquisition by purchasing from Thomas C. Pedersen and members of his immediate family all the outstanding stock of Rheochem, Incorporated ("RCI"), whose sole asset was a 50% interest in Rheochem, for $14,100,000 in cash. The amount of such consideration was negotiated with the stockholders of RCI in light of Rheochem's past and present operations, financial condition, prospects, technology, and manufacturing and marketing capabilities, as well as the financial terms of other acquisitions in the specialty chemical industry.

     Funds used for payment of the consideration for the acquisition were provided by cash flow and borrowings under Astor's Credit Agreement dated October 8, 1996 with The Chase Manhattan Bank, as administrative agent, and a group of lenders.

     Upon completion of the acquisition, Rheochem merged into RCI, and RCI merged into Astor. Through its Rheochem Technologies Division Astor will continue the business of development, production and sale of advanced wax-based lubricants for the extrusion of PVC products and will continue to use the former joint venture's formulation and packaging plant in Columbia, Missouri for this purpose. Thomas C. Pedersen, who was President of Rheochem and RCI and the principal stockholder of RCI, has entered into a four-year employment agreement with Astor to serve as President of its Rheochem Technologies Division.

     ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
              AND EXHIBITS.

     (a)  Financial statements of businesses acquired.

                        Rheochem Technologies, Inc.

                       Audited Financial Statements

                   Years ended December 31, 1996 and 1995

     Report of Independent Auditors....................................F-1

     Audited Financial Statements

     Balance Sheets....................................................F-2
     Statements of Operations and Retained Earnings....................F-4
     Statements of Cash Flows..........................................F-5
     Notes to Financial Statements.....................................F-6

    (b)  Pro forma financial information.

    Unaudited Pro Forma Financial Statements
    Astor Holdings II, Inc. and Rheochem Technologies, Inc

    Unaudited Pro Forma Consolidated Statement of Income for the Twelve
       Months Ended March 31, 1997.....................................F-12

    Notes to Unaudited Pro Forma Consolidated Statement of Income......F-13

    Unaudited Pro Forma Consolidated Balance Sheet As of
      March 31, 1997...................................................F-14

    Notes to Unaudited Pro forma Consolidated Balance Sheet............F-15


    (c)  Exhibits.

         (2)  Stock Purchase Agreement dated as of April 22, 1997 by and among
Rheochem, Incorporated,   Rheochem Technologies, Inc.,   Thomas C. Pedersen, the
other shareholders named therein and Astor Corporation.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 30, 1997                  ASTOR HOLDINGS II, INC.

                                       /s/ John F. Gottshall
                                       ________________________________
                                            John F. Gottshall
                                            Chief Financial Officer

                        Report of Independent Auditors

The Board of Directors and Shareholders
Rheochem Technologies, Inc.

We have audited the accompanying balance sheets of Rheochem Technologies, Inc. as of December 31, 1996 and 1995, and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rheochem Technologies, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                Ernst & Young LLP

March 14, 1997

                            Rheochem Technologies, Inc.

                                    Balance Sheets

                                                               DECEMBER 31
                                                           1996           1995
                                                        ----------   ----------
ASSETS
Current assets:
  Cash                                                  $  406,012   $  150,330
    Accounts receivable:
      Trade, less allowance of $18,844 in 1996           3,134,074    3,160,470
        Affiliates                                               -       25,368
    Inventories                                          1,331,204      796,276
    Prepaid agreement costs                                133,333      266,667
    Other current assets                                         -       47,281
                                                        ----------   ----------
  Total current assets                                   5,004,623    4,446,392



Property, plant and equipment - net                      2,008,695    1,684,335


Other long-term asset                                            -      133,333
                                                        ----------   ----------
Total assets                                            $7,013,318   $6,264,060
                                                        ----------   ----------
                                                        ----------   ----------

                                                               DECEMBER 31
                                                           1996           1995
                                                        ----------   ----------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit payable                                $  550,000   $1,000,000
    Accounts payable:
      Trade                                              1,854,533    1,520,673
      Affiliates                                           545,325      498,633
    Accrued expenses and other liabilities                 968,468      405,068
    Current portion of note payable to Concorde            100,000      100,000
                                                        ----------   ----------
Total current liabilities                                4,018,326    3,524,374

Long-term portion of note payable to Concorde                    -      100,000
Deferred income taxes                                      105,000      168,000
                                                        ----------   ----------
Total liabilities                                        4,123,326    3,792,374

Shareholders' equity:
  Class A common stock, no par value.  Authorized
    50,000 shares, issued and outstanding
    550 shares                                              55,000       55,000
  Class B common stock, no par value.  Authorized
    50,000 shares, issued and outstanding
    550 shares                                              35,000       35,000

  Retained earnings                                      2,799,992    2,381,686
                                                        ----------   ----------
Total shareholders' equity                               2,889,992    2,471,686
                                                        ----------   ----------
Total liabilities and shareholders' equity              $7,013,318   $6,264,060
                                                        ----------   ----------
                                                        ----------   ----------

SEE ACCOMPANYING NOTES.

                         Rheochem Technologies, Inc.

               Statements of Operations and Retained Earnings


                                                    YEAR ENDED DECEMBER 31
                                                     1996             1995
                                                 -----------------------------
Net sales                                        $ 34,273,427     $ 25,908,118
Cost of goods sold                                 27,915,871       21,232,324
                                                 -----------------------------
Gross profit                                        6,357,556        4,675,794

Selling and marketing expenses                        984,248          758,546
General and administrative expenses                 3,507,323        2,738,589
Amortization of prepaid agreement costs               266,667          266,667
Depreciation expense                                  162,778          140,691
                                                 -----------------------------
Operating income                                    1,436,540          771,301

Interest expense, net                                  80,234          102,286
                                                 -----------------------------
Income before income taxes                          1,356,306          669,015

Income taxes                                          498,000          252,500
                                                 -----------------------------
Net income                                            858,306          416,515

Retained earnings at beginning of year              2,381,686        2,168,671
Dividends paid; $400.00 per share and $185.00
per share in 1996 and 1995, respectively             (440,000)        (203,500)
                                                 -----------------------------
Retained earnings at end of year                 $  2,799,992     $  2,381,686
                                                 -----------------------------
                                                 -----------------------------

SEE ACCOMPANYING NOTES.

                        Rheochem Technologies, Inc.

                         Statements of Cash Flows


                                                         YEAR ENDED DECEMBER 31
                                                            1996         1995
                                                         ----------------------
OPERATING ACTIVITIES
Net income                                               $  858,306   $ 416,515
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization                           429,445     407,358
    Deferred income tax benefit                             (63,000)    (63,000)
    Changes in operating assets and liabilities:
      Accounts receivable - trade                            26,396    (781,923)
      Accounts receivable - affiliates                       25,368     (16,839)
      Inventories                                          (534,928)   (179,919)
      Other current assets                                   47,281     (19,753)
      Accounts payable - trade                              333,860     656,822
      Accounts payable - affiliates                          46,692     230,838
      Accrued expenses and other liabilities                563,400     113,834
                                                         ----------------------
Net cash provided by operating activities                 1,732,820     763,933

INVESTING ACTIVITIES
Acquisition of property, plant and equipment               (487,138)   (376,392)
                                                         ----------------------
Net cash used in investing activities                      (487,138)   (376,392)

FINANCING ACTIVITIES
Payment on note to Concorde                                (100,000)   (250,000)
Net (repayments) proceeds from line of credit              (450,000)    200,000
Dividends paid                                             (440,000)   (203,500)
                                                         ----------------------
Net cash used in financing activities                      (990,000)   (253,500)
                                                         ----------------------

Net increase in cash                                        255,682     134,041
Cash at beginning of year                                   150,330      16,289
                                                         ----------------------
Cash at end of year                                      $  406,012     150,330
                                                         ----------------------
                                                         ----------------------
Supplemental disclosures of cash flow information:
  Cash paid during the year for interest                 $   89,234   $  90,335
                                                         ----------------------
                                                         ----------------------
  Cash paid during the year for income taxes             $  346,865   $ 348,270
                                                         ----------------------
                                                         ----------------------
SEE ACCOMPANYING NOTES.

                        Rheochem Technologies, Inc.

                       Notes to Financial Statements

                        December 31, 1996 and 1995


1.   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Rheochem Technologies, Inc. (Rheochem or the Company) is owned 50% each by Rheochem Incorporated and Astor Corporation (Astor). The Company develops and manufactures products such as paraffin lubricants, waxes, synthetic stearate and other lubricating systems which are used in the extrusion of polyvinyl chloride
(PVC) products. The Company markets its products to both domestic and international customers engaged primarily in the PVC pipe and vinyl siding manufacturing markets.

INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined using the weighted average first-in, first-out method.

PROPERTY, PLANT AND EQUIPMENT

Property and equipment is stated on the basis of cost. Depreciation on property and equipment is calculated on the straight-line method over the estimated remaining useful lives of the assets. The cost of maintenance and repairs is charged to operations as incurred; renewals and betterments are capitalized.
The estimated lives of the assets are as follows:

     Buildings                          30 years
     Machinery and equipment        5 - 10 years
     Office equipment                    5 years
     Vehicles                            5 years

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES (SFAS No. 109). Under SFAS No. 109, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect of a change in tax rates is recognized in the period that includes the enactment date.

                         Rheochem Technologies, Inc.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

COMMON STOCK

The shares of Class A and Class B common stock are identical in rights, preferences and in all other respects including the fact that each class shall be entitled to elect up to four persons to serve as members of the Board of Directors of the Company.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.


2.   PROPERTY, PLANT AND EQUIPMENT

Major classes of property, plant and equipment are as follows at December 31:

                                      1996           1995
                                  --------------------------
Land                              $   168,947   $    168,947
Buildings                             528,499        528,499
Machinery and equipment             1,707,498      1,433,460
Office equipment                        4,384              -
Vehicles                               18,646              -
Construction-in-progress              190,070              -
                                  --------------------------
                                    2,618,044      2,130,906
Less accumulated depreciation         609,349        446,571
                                  --------------------------
                                  $ 2,008,695    $ 1,684,335
                                  --------------------------
                                  --------------------------

                        Rheochem Technologies, Inc.

3.  INVENTORIES

As of December 31, inventories consist of the following:

                                    1996          1995
                                ------------------------
Raw materials and supplies      $   520,492    $ 450,048
Work-in-process                      17,654       60,128
Finished goods                      793,058      286,100
                                ------------------------
                                $ 1,331,204    $ 796,276
                                ------------------------
                                ------------------------

4.  LINE OF CREDIT PAYABLE

The line of credit payable represents an amount borrowed under a $2,000,000 line of credit with Fleet Bank with interest equal to the prime rate (8.25% as of December 31, 1996). Amounts outstanding are collateralized by a first priority perfected security interest in all present and future accounts receivable and inventory of the Company. $1,450,000 of available borrowing exists under this line of credit at December 31, 1996.

5.  NOTE PAYABLE TO CONCORDE

The Company signed an agreement with Concorde Industries, Inc. (Concorde) effective June 30, 1994, whereby Concorde will provide administrative assistance and consultation and advice with respect to the testing of new technology developed for and on behalf of the Company over a three-year period. Additionally, Concorde will not, without the prior written consent of Astor and the Company, directly or indirectly compete against the Company in a territory in which the Company is presently engaged in business for a period of three years. Concurrently, the Company signed a promissory note bearing 6% interest containing the following remaining principal payments at December 31, 1996:

       1997                                   $    100,000

The Company is amortizing the full cost of the agreement ($800,000) evenly over the three-year life of the agreement. The Company has recorded the amount to be amortized in 1997 as prepaid agreement costs.

                             Rheochem Technologies, Inc.

6.  EMPLOYEE BENEFIT PLAN

Effective January 1, 1995, substantially all employees of the Company were eligible to participate in a 401(k) plan sponsored by the Company. Under this plan, after completing one year of service, employees can elect to contribute a portion of their compensation from 2% to 10%. The Company will match 100% of an employee's contribution of up to 3% of the employee's salary. Additionally, the Company can make discretionary contributions. Participants will become vested in the employer contributions at a rate of 20% per year, until fully vested in five years. The Company's total contributions for 1996 and 1995 were $22,100 and $9,200, respectively.


7.  INCOME TAXES

The current and deferred components of income taxes are as follows at December
31:

                                           1996           1995
                                        ------------------------
    Current tax expense:
         Federal                        $ 488,000      $ 272,000
         State                             73,000         43,500
                                        ------------------------
                                          561,000        315,500

    Deferred tax benefit:
         Federal                          (54,000)       (52,000)
         State                             (9,000)       (11,000)
                                        ------------------------
                                          (63,000)       (63,000)
                                        ------------------------
                                        $ 498,000      $ 252,500
                                        ------------------------
                                        ------------------------

Deferred income taxes result principally from the use of accelerated depreciation of fixed assets for tax purposes and different amortization periods applicable to the prepaid agreement costs for book and tax purposes. Total deferred tax liabilities were $262,000 and $249,000 at December 31, 1996 and 1995, respectively. Total deferred tax assets were $157,000 and $81,000 at December 31, 1996 and 1995, respectively.

                             Rheochem Technologies, Inc.

7.  INCOME TAXES (CONTINUED)

Total income tax expense differed from the amounts computed by applying the U.S. federal income tax rate to income before income taxes as a result of the following:

                                                       YEAR ENDED DECEMBER 31
                                                         1996           1995
                                                      ------------------------
    Income tax expense at the 34% statutory
         federal income tax rate                      $ 461,000      $ 227,000
    State and local income taxes, net of federal
         income tax benefit                              48,000         29,000
    Other                                               (11,000)        (3,500)
                                                      ------------------------
                                                      $ 498,000      $ 252,500
                                                      ------------------------
                                                      ------------------------


8.  RELATED PARTY TRANSACTIONS

The Company has the following related party transactions:

                                                       YEAR ENDED DECEMBER 31
                                                         1996           1995
                                                      ------------------------
    Sales to Astor                                    $  131,000    $  202,000

    Purchases from Astor                               6,958,000     4,721,000

The Company incurred management fees of $1,378,000 and $1,047,000 to Astor for the years ended December 31, 1996 and 1995, respectively. The Company incurred management fees of $1,626,000 and $1,295,000 to Rheochem Incorporated for the years ended December 31, 1996 and 1995, respectively.

Accounts receivable from Astor were $0 and $25,368 as of December 31, 1996 and 1995, respectively. Accounts payable to Astor were $435,351 and $396,960 as of December 31, 1996 and 1995, respectively. Accounts payable to Rheochem Incorporated were $109,974 and $101,673 as of December 31, 1996 and 1995, respectively.

                           PRO FORMA FINANCIAL INFORMATION


    The following unaudited pro forma consolidated statement of income for the year ended March 31, 1997 gives effect to the Transaction as if it had occurred on April 1, 1996. The unaudited consolidated balance sheet as of March 31, 1997 gives effect to the Transaction as if it had occurred on March 31, 1997. The historical financial statements of Astor Holdings II reflect the acquisition of Adco Technologies, Inc. ("ADCO") on October 8, 1996. For purposes of this pro forma financial information, the acquisitions of ADCO and the remaining 50% equity interest in Rheochem are treated as purchases.

    The unaudited pro forma financial data are based on the historical financial statements of each of Astor Holdings II, ADCO and Rheochem, and the assumptions and adjustments described in the acompanying notes. The unaudited pro forma consolidated financial data are provided for informational purposes only and do not purport to represent what Astor Holdings II's financial position or results of operations actually would have been if the foregoing transactions occurred as of the dates indicated or what such results will be for any future periods.

    The unaudited pro forma financial data are based on assumptions that the management of Astor Holdings II believes are reasonable and should be read in conjunction with the Consolidated Financial Statements and the related notes thereto for each of Astor Holdings II and ADCO as filed with the Securities and Exchange Commission and the Audited Financial Statements of Rheochem included elsewhere in this current report.


                                                   ASTOR HOLDINGS II, INC.
                                  UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                                            TWELVE MONTHS ENDED MARCH 31, 1997
           ------------------------------------------------------------------------------------------------------------------------
                HISTORICAL ASTOR
                HOLDINGS II, INC.    HISTORICAL ADCO                     PRO FORMA    HISTORICAL RHEOCHEM
                 FOR THE TWELVE     FOR THE SIX MONTHS       ADCO          FOR          FOR THE TWELVE                    ASTOR
                  MONTHS ENDED            ENDED          ACQUISITION      PRIOR          MONTHS ENDED    TRANSACTION   HOLDINGS II
               MARCH 31, 1997 (1)   OCTOBER 7, 1996 (2)  ADJUSTMENTS   TRANSACTION      MARCH 31, 1997   ADJUSTMENTS    PRO FORMA
               ------------------   -------------------  -----------   -----------      --------------   -----------    ---------
                                                       (DOLLARS IN THOUSANDS)
Sales               $197,001             $29,542            $0          $226,543            $37,067       ($7,156) (9)   $256,454

Cost of
 sales               150,391              20,449          (518) (3)      170,322             29,995        (7,262) (10)   193,055
               ------------------------------------------------------------------------------------------------------------------
Gross profit
 before
 depreciation         46,610               9,093           518            56,221              7,072           106          63,399

Selling, general
 and administrative
 expense              22,114               3,499             0            25,613              4,962        (1,440)(11)     29,805

Depreciation and
 amortization          7,892                 610           264 (4)         8,766                431           510 (12)      9,707
               ------------------------------------------------------------------------------------------------------------------
Operating
 income               16,604               4,984           254            21,842              1,679         1,036          24,557

Income from investment
 in Rheochem             651                   0             0               651                  0          (651)(13)          0

Management fee
 income (expense)          0                 (81)           81 (5)             0                  0             0               0

Interest income
 (expense)           (10,214)                122        (4,063)(6)       (14,155)               (71)       (1,054)(14)    (15,280)

Dividends on preferred
 stock of subsidiary       0                (182)          182 (7)             0                  0             0               0
               ------------------------------------------------------------------------------------------------------------------
Income before taxes
 and extraordinary
 items                 7,041               4,843        (3,546)            8,338              1,608          (669)          9,277

Provision for
 (benefit from)
 income taxes            548               1,969        (1,253)(8)         1,264                572           371(15)       2,207
               ------------------------------------------------------------------------------------------------------------------
Income before
 extraordinary
 item                $ 6,493              $2,874       ($2,293)           $7,074             $1,036       ($1,040)        $ 7,070
               ------------------------------------------------------------------------------------------------------------------
               ------------------------------------------------------------------------------------------------------------------

                                                           F-12

                                        ASTOR HOLDINGS II, INC.
                  NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

(1) Represents Astor Holdings II's consolidated results of operations for the twelve months ended March 31, 1997, which includes the results of operations of ADCO since its acquisition on October 8, 1996.

(2) Represents ADCO's historical operating results for the preacquisition period from April 1, 1996 to October 7, 1996.

(3) Represents the elimination of additional cost of sales resulting from the write-up of the opening finished goods inventory to fair market value for the ADCO acquisition. This adjustment to the historical financial statements is being eliminated because it is directly related to the accounting for the ADCO acquisition.

(4) Represents ADCO's additional depreciation expense of $17,000 resulting from the write-up of ADCO's property, plant and equipment to fair market value and the additional amortization of intangibles from the ADCO acquisition of $733,000, including goodwill over 40 years and deferred financing costs over 6 years to 10 years, less a reduction in amortization expense of $486,000 due to the write-off of existing deferred financing costs as a result of the early extinguishment of bank debt for the six months period prior to the ADCO acquisition. The depreciation policy is the straight-line method of depreciation with asset lives of 40 years for buildings and 16 years for machinery and equipment.

(5) Represents the capitalization of management fees paid to former shareholders of ADCO as part of the purchase price of ADCO because Astor management does not believe that they will utilize this management contract.

(6)  Reflects the pro forma interest expense after the acquisition as follows:


Senior Subordinated Notes, net of original issue discount
 (interest rate 10.5%)                                            $11,550,000
Bank Term Loan (assumed interest rate of 9.0%)                      1,840,000
Subordinated Note due to an affiliate                                 478,000
Subsidiary debt and miscellaneous                                     287,000
Elimination of historical interest charge                         (10,092,000)
                                                                  ------------
                                                                   $4,063,000
                                                                  ------------


(7) Represents the elimination of cash dividends paid to former holders of preferred stock of ADCO's subsidiary.

(8) Represents the tax benefit resulting from higher expenses, primarily interest costs.

(9) Represents the elimination of intercompany sales between Rheochem and Astor.

(10) Represents the elimination of intercompany purchases of $7,156,000 between Rheochem and Astor and the elimination of product discounts to the previous shareholder of $331,000, less the elimination of the amortization of liabilities set up upon the acquisition of the original 50% ownership in Rheochem in the amount of $225,000.

(11) Represents the elimination of net management fees of $1,382,000 paid to Rheochem, Inc. and fees of $267,000 paid to the previous shareholder, less the elimination of the amortization of liabilities set up upon the acquisition of the original 50% ownership in Rheochem in the amount of $209,000.

(12) Represents the additional amortization expense of goodwill of $512,000 from the Rheochem acquisition over 25 years and a reduction in depreciation expense of $2,000 resulting from adjusting Rheochem's property, plant and equipment to fair market value. The depreciation policy is the straight line method of depreciation with asset lives of 31.5 for buildings and 10 years for used machinery and equipment.

(13) Represents the elimination of income from investment in Rheochem due to the change of accounting method for the Rheochem income from the equity method of accounting to consolidation accounting.

(14) Reflects the pro forma interest expense after the Transaction as follows:


Senior Subordinated Notes, net of original issue discount (interest
 rate 10.5%)                                                    $11,550,000
Bank Term Loan (assumed interest rate of 9.0%)                    1,840,000
Revolver (assumed rate 9%)                                        1,124,000
Subordinated Note due to an affiliate                               478,000
Subsidiary debt and miscellaneous                                   287,000
Elimination of historical interest charge                       (14,226,000)
                                                               -------------
                                                                 $1,053,000
                                                               -------------


An increase of 1/8% in the interest rate on the variable rate pertaining to the above debt instruments would result in an interest expense increase of $43,000

(15) Represents the higher tax expense resulting from lower expenses.

                                                  ASTOR HOLDINGS II, INC.
                                  UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                                               As of  March 31, 1997
                                               --------------------------------------------------
                                                      Historical
                                               ----------------------
                                                  Astor                                Astor
                                               Holdings II,           Transaction  Holdings II, Inc.
                                                   Inc.     Rheochem  Adjustments     Pro Forma
                                                  -----     --------  -----------    ---------
                                                               (dollars in thousands)

                                             ASSETS
Current assets:
  Cash and cash equivalents                         $12,972     $835  ($2,939)(1)   $10,868
  Accounts receivable, net                           29,979    4,322        0        34,301
  Receivable from affiliates                            475        0     (475)(3)         0
  Inventory                                          28,974    1,351        6 (2)    30,331
  Prepaid expenses and other current assets           3,854       93        0         3,947

                                               --------------------------------------------
Total current assets                                 76,254    6,601   (3,408)       79,447
Property, plant and equipment, net                   73,229    2,209      193 (2)    75,631
Investment in Rheochem                                4,196        0   (4,196)(4)         0
Goodwill                                             59,222        0   15,215 (5)    74,437
Intangible assets, net                                9,226        0      100 (2)     9,326


                                               --------------------------------------------
Total assets                                       $222,127   $8,810   $7,904      $238,841
                                               --------------------------------------------
                                               --------------------------------------------


             LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
  Line of credit                                         $0     $550    ($550)(10)       $0
  Accounts payable                                   21,195    3,608        0        24,803
  Accounts payable - affiliates                           0      882     (882)(3)         0
  Accrued interest payable                            5,976        0        0         5,976
  Accrued expenses                                   10,016      360      272 (2)    10,648
  Current portion of long-term debt                   1,492        0        0         1,492
                                               --------------------------------------------

Total current liabilities                            38,679    5,400   (1,160)       42,919
Long-term debt                                      131,418        0   12,500 (8)   143,918
Subordinated note due to an affiliate                 5,557        0        0         5,557
Deferred income taxes                                 4,176      105       11 (6)     4,292
Other long-term liabilities                           3,398        0     (142)(7)     3,256

Shareholder's equity:
  Rheochem shareholders' equity                           0    3,305   (3,305)(9)         0
  Preferred stock                                         0        0        0             0
  Common stock                                            0        0        0             0
  Additional paid-in capital                         36,671        0        0        36,671
  Retained earnings                                   2,711        0        0         2,711
  Foreign currency translation adjustment              (483)       0        0          (483)

                                               --------------------------------------------
Total shareholder's equity                           38,899    3,305   (3,305)       38,899

                                               --------------------------------------------
Total liabilities and shareholder's equity         $222,127   $8,810   $7,904      $238,841
                                               --------------------------------------------
                                               --------------------------------------------

                             ASTOR HOLDINGS II, INC.
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET



(1) Represents the use of Astor's existing cash of $2.9 million to fund the Rheochem acquisition (remaining 50%).

(2) Represents the estimated write-up of assets and liabilities to fair market value in connection with the purchase price allocation for the Rheochem acquisition.

(3) Represents the elimination of Rheochem's intercompany balances with Astor and the settlement of the intercompany balance with Rheochem, Inc.

(4) Represents the change of accounting method of Astor's original 50% ownership in Rheochem from the equity method of accounting to consolidation accounting. The $4.2 million of investment in Rheochem under the equity accounting method includes $2.4 million of goodwill.

(5) Represents the $12.8 million of excess purchase price over the fair market value of the remaining 50% of Rheochem assets acquired and the existing goodwill in Rheochem of $2.4 million from the previous purchase. Management's preliminary allocation of the purchase price for Rheochem is as follows:



Purchase price:
Cash portion                                                                   $14,100,000
Estimated fees and expenses                                                        382,000
                                                                             -------------
  Total                                                                        $14,482,000
                                                                             -------------

Allocated as follows:
50% of existing book value of Rheochem                                          $1,652,750
Increase in inventory to estimated fair market value                                 6,383
Estimated increase in property, plant and equipment to fair market value           192,904
Increase in intangible assets                                                      100,000
Increase in deferred tax liabilities                                               (10,671)
Transaction related liabilities                                                   (272,611)
Increase in goodwill                                                            12,813,245
                                                                             -------------
  Total                                                                        $14,482,000
                                                                             -------------


(6) Represents the deferred tax liabilities of $11,000 resulting from the allocation of purchase price for the Rheochem acquisition.

(7) Represents the write-off of the remaining balance of liabilities set up upon acquisition of the original 50% ownership in Rheochem.

(8) Represents the borrowing of $12.5 million under the revolving credit facility to fund the Rheochem acquisition and to settle intercompany balances.

(9) Represents the elimination of Rheochem's historical shareholders' equity ($3.3 million) resulting from the application of purchase accounting.

(10) Represents repayment of Rheochem's existing line of credit.